Exhibit 10.19

CERTAIN INFORMATION CONTAINED IN THIS EXHIBIT, MARKED BY [***], HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE THE REGISTRANT HAS DETERMINED THAT IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

EXECUTION VERSION

CONFIDENTIAL

DEVELOPMENT AND COMMERCIALIZATION AGREEMENT

THIS DEVELOPMENT AND COMMERCIALIZATION AGREEMENT (the “Agreement”) is entered into as of April 2, 2024 (the “Effective Date”) by and between Abbott Diabetes Care Inc., a Delaware corporation having its principal place of business at 1420 Harbor Bay Parkway, Alameda, CA 94502 (“ADC”), and Beta Bionics, Inc., a Massachusetts public benefit corporation having a place of business at 11 Hughes, Irvine, CA 92618 (“Beta”), each of which is referred to as a “Party” and collectively referred to as the “Parties”.

RECITALS

WHEREAS, ADC has developed the CGM System and Beta has developed the Beta System;

WHEREAS, on March 21, 2023, the Parties entered into an Exploration Agreement to evaluate the feasibility of integrating ADC’s CGM System with the Beta System (as amended on June 13, 2023 and August 2, 2023, the “Exploration Agreement”); and

WHEREAS, the Parties desire to coordinate on the development and commercialization of the Libre-Beta System.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and promises contained in this Agreement, ADC and Beta agree as follows:

ARTICLE I

DEFINITIONS

1.1 “ADC Encoded Beta CID” means the source code built by ADC from the Beta CID Documentation.

1.2 [***]

1.3 “ADC Highly Confidential Information” means [***] that is Confidential Information of ADC.

1.4 “ADC Indemnitees” means ADC, its Affiliates, and any directors, officers, agents, and employees of the foregoing.

1.5 “ADC Licensed Background IP” means ADC’s Background IP under its Control (including, the ADC Highly Confidential Information, but not including [***]). Notwithstanding the foregoing, in the event of a Merge Transaction involving ADC, any Intellectual Property Controlled by the Merged Third Party immediately before the consummation of such Merge Transaction shall be excluded from ADC Licensed Background IP.

1.6 “ADC Marks” means the Trademarks listed on Exhibit 1.6 and any other Trademarks as the Parties may stipulate in writing.

1.7 “Affiliate” of a Party (or other Person) means any Person which controls, is controlled by or is under common control with such Party (or other Person). For purposes of this definition, “control” shall mean (a) in the case of corporate Persons, direct or indirect ownership of at least fifty percent (50%) of the stock or shares entitled to vote for the election of directors; and (b) in the case of non-corporate Persons, direct or indirect ownership of at least fifty percent (50%) of the equity interest with the power to direct the management and policies of the subject Person. [***]

1.8 “AID Algorithms” means [***].

1.9 “API” means application program interface.

1.10 “Applicable Law” means any national, international, supranational, multinational, provincial, federal, state or local law (in each case, whether United States or non-United States or otherwise, and whether statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, statute, regulation or other similar requirement enacted, issued, adopted, promulgated, entered into or applied by an Authority that may be in effect from time to time during the Term and applicable to a particular activity or country or other jurisdiction hereunder.

1.11 “Approved Person” means:

(a) with respect to Beta, [***].

(b) with respect to ADC, [***].

1.12 “Authority” means (a) any government regulatory body responsible for granting approvals for the performance of services under this Agreement (if applicable); or (b) any national, international, supranational, federal, state, international, or local governing or competent body having jurisdiction over a Party with respect to the Party’s performance under this Agreement.

1.13 “Beta Automated Dosing Sub-System” means the subset of the Beta System, [***].

1.14 “Beta CID” means the [***].

1.15 “Beta CID Documentation” means written documentation, including any specifications, provided by or on behalf of Beta to ADC, [***].

1.16 “Beta Companion App” means [***].

1.17 “Beta Cloud” means any cloud-based data management platform used in conjunction with the Beta Companion App.

1.18 “Beta Display Device” means a device [***].

1.19 [***].

1.20 “Beta Highly Confidential Information” means [***] in each case that is Confidential Information of Beta.

1.21 “Beta Indemnitees” means Beta, its Affiliates, and any directors, officers, agents, and employees of the foregoing.

1.22 “Beta Libre Code” means any code [***].

1.23 “Beta Infusion Pump” means a subcutaneous infusion pump [***].

1.24 “Beta Licensed Background IP” means Beta’s Background IP under its Control (including the Beta CID and Beta CID Documentation, but not including GUI IP). Notwithstanding the foregoing, in the event of a Merge Transaction involving Beta, any Intellectual Property Controlled by the Merged Third Party immediately before the consummation of such Merge Transaction shall be excluded from Beta Licensed Background IP.

1.25 “Beta Marks” means the Trademarks listed on Exhibit 1.25, and any other Trademarks as the Parties may stipulate in writing.

1.26 “Beta System” means a subcutaneous insulin infusion delivery system [***]. The Beta System expressly excludes the CGM System.

1.27 “Beta System Data” means all data generated by the Beta System that is part of the Libre-Beta System, and made available to ADC through the Beta CID.

1.28 “Bilateral CDA” means the Confidential Disclosure Agreement – Bilateral by and between the Parties effective [***]

1.29 “CGM Data” means all data generated by the FreeStyle Libre 3 Plus Sensor when combined with or used as part of the Libre-Beta System. “CGM Data” shall include: [***].

1.30 “CGM Matters” means matters relating to [***].

1.31 “CGM System” means a glucose monitoring system [***].

1.32 “Change of Control” means with respect to a Party, (a) the sale of all or substantially all of such Party’s assets or business relating to this Agreement; or (b) a merger, reorganization, consolidation or similar transaction in which the voting securities of such Party outstanding immediately prior thereto cease to represent at least 50% of the combined voting power of the surviving entity immediately after such merger, reorganization, consolidation or similar transaction; or (c) a Person, or group of Persons, acting in concert acquiring, directly or indirectly, more than 50% of the voting equity securities of, or the power to control the management of, such Party.

1.33 “Claim” means any and all Third Party claims, defenses, demands, causes of action, suits, choses in action, controversies, actions, judgments, liens, indebtedness, damages, losses, attorney’s fees, expert’s fees, expenses, liabilities, and proceedings of whatever kind and character.

1.34 “Commercially Reasonable Efforts” means carrying out those obligations and tasks that comprise a level of effort and expenditure of resources (including appropriate allocation of resources) [***] in connection with the development, testing, protection of intellectual property, pursuit of regulatory approvals and commercialization of a product owned or controlled by Party, which are, at the time of measurement of such level of effort and expenditure of resources, similarly situated to (including with respect to market and sales potential), at a stage of development similar to a Party’s applicable device under this Agreement [***].

1.35 “Confidential Information” means all information, including information relating to products (including development or production), customers, suppliers, data, processes, prototypes, samples, plans, marketing plans, reports, forecasts, software (including source code), technical, financial, commercial or personal information or data, research, research results, strategies, and trade secrets that is disclosed by or on behalf of one Party (“Disclosing Party”) to the other Party (“Receiving Party”) in writing, orally, visually or in another form, [***].

Confidential Information does not include [***] any information that is:

(a) already known to the Receiving Party, as evidenced by its written records, prior to receipt thereof under this Agreement, the Exploration Agreement or the Bilateral CDA;

(b) disclosed to the Receiving Party by a Third Party who has no obligations of confidentiality to the Disclosing Party;

(c) in the public domain at the time of disclosure, or becomes part of the public domain other than through breach of this Agreement, the Exploration Agreement or the Bilateral CDA by the Receiving Party (in which instance, the Receiving Party’s obligations and liabilities for treatment of such information prior to its entering the public domain shall not be affected or diminished); or

(d) independently developed by or for the Receiving Party as evidenced by its written records, without reference to Confidential Information received from the Disclosing Party.

1.36 “Consent” means a form of consent that is legally valid under applicable Data Protection Laws.

1.37 “Control” or “Controlled” means, with respect to any Intellectual Property rights that a Party has the legal authority or right, whether by ownership, license, covenant not to sue, or otherwise (other than by operation of the license and other grants in this Agreement) to grant to the other Party a license or sublicense under, or access or right to use, such Intellectual Property rights, on the terms and conditions set forth herein, in each case without breaching the terms of any agreement with a Third Party.

1.38 “CSII System” means a continuous subcutaneous insulin infusion delivery system.

1.39 “Data Protection Laws” means all Applicable Law, as well as all generally applicable industry or self-regulatory standards in each Launch Country relating to the Processing or release, transfer, provision of, providing access to, or divulging in any other manner of Personal Information, data protection, data security, and data privacy, including where applicable the guidance and codes of practice and decisions issued by any Authority, as amended or superseded from time to time, in each case, that are in effect as of the Effective Date, as they become effective, and as amended or superseded, from time to time. To the extent applicable to the Launch Country, such Data Protection Laws include Health Insurance Portability and Accountability Act of 1996 and its implementing regulations, as amended, (collectively, “HIPAA”); the CAN-SPAM Act of 2003; the Telephone Consumer Protection Act and similar laws and regulations governing telephone calls and text messages; and any other applicable U.S. state and federal data protection laws or regulations.

1.40 “Data Security Breach” means any actual or reasonably suspected (a) unauthorized access to, acquisition of, or use of Personal Information; (b) unauthorized or accidental loss, alteration, disclosure, or destruction of Personal Information; (c) compromise, intrusion, interference with, or unauthorized access to networks, systems, databases, servers, or electronic or other media on which Personal Information is Processed or from which Personal Information may be accessed, including those of an agent or subcontractor; or (d) other circumstance that actually or is reasonably suspected of compromising, or could compromise, the privacy, security, confidentiality, availability, or integrity of any Personal Information or the proper functioning of the network resources of ADC or Beta.

1.41 “Disclosure” (including “Disclose”) means the release, transfer, provision of, access to, or divulging in any other manner of Personal Information outside the Party maintaining such information (and its Affiliates) and not to the other Party.

1.42 [***]

1.43 “Existing Users” means following regulatory approval of the Libre-Beta System and the JSC’s approval of the Commercialization Plan, users of the Libre-Beta System as of the date of termination of this Agreement.

1.44 “FDA” means the United States Food and Drug Administration or any successor entity thereto.

1.45 “First Commercial Sale” means the first sale for monetary value of the Libre-Beta System after regulatory approval has been obtained.

1.46 “FOSS” means any software (object code or source code) (i) which is distributed as free software or open source software (including under any license meeting the Open Source Initiative’s Open Source Definition as amended, revised or updated from time to time (http://www.opensource.org/docs/osd), or (ii) which is distributed with access to its source code (or any part thereof) and where the recipient could be placed under an obligation to ensure that any further distribution of such software (or source code of software derived from such software, if required by the applicable open source license) takes place on the same or similar terms, or (iii) which is distributed as free software or open source software on terms that could require or condition the use or distribution of any portion of such software, other material, or derivatives thereof, on (1) the distribution of any data or material therewith, or (2) the granting to licensees of the right to make derivative works or other modifications to such software or other material or portions thereof.

1.47 “FreeStyle Libre App” means the continuous glucose monitor application marketed by ADC for use with Freestyle Libre 3 Plus Sensor, including ADC’s LibreLink or FreeStyle Libre applications, as applicable.

1.48 “FreeStyle Libre 3 Plus Documentation” means the specifications, libraries or applications provided by or on behalf of ADC to Beta [***].

1.49 “FreeStyle Libre 3 Plus Security Credentials” means the security credentials provided by or on behalf of ADC to Beta and its Affiliates [***].

1.50 “FreeStyle Libre 3 Plus Sensor” means the on-body device [***] that is part of the system marketed by ADC as the “FreeStyle Libre 3 Plus system.”

1.51 “FreeStyle Libre Technology” means [***]

1.52 “Glucose Metrics” means [***].

1.53 “GUI” means the graphical user interface in a product.

1.54 “GUI IP” means the Intellectual Property that claims or covers a GUI and is Controlled by a Party.

1.55 “Highly Confidential Information” means the ADC Highly Confidential Information or the Beta Highly Confidential Information, as applicable.

1.56 “Insulin Metrics” means [***].

1.57 “Intellectual Property” means all patents, patent applications, continuations or continuations-in-part of patents or patent applications, divisionals of patents or patent applications, copyrights, works of authorship, copyrightable subject matter, moral rights, trade secrets, know-how, and all other proprietary and intellectual property rights in discoveries and inventions (whether or not patentable), but not including Trademarks.

1.58 “Libre-Beta System” means an automated insulin delivery system, combining the CGM System and Beta System, to be developed by the Parties pursuant to the Development Plan, [***].

1.59 “Libre-Beta User Data” means the Consent information and unique customer identifier specific to a Libre-Beta System that is Processed by the Libre-Beta System, [***].

1.60 [***]

1.61 “LibreView” means the cloud-based data management platform that is marketed by ADC or its designee as “LibreView”.

1.62 “Merge Transaction” means the acquisition by a Third Party of a Party, or acquisition by a Party of a Third Party, or any transaction in which all or substantially all the assets of a Third Party merge with the assets of a Party or in which all or substantially all of the assets for a Party applicable to this Agreement merge with the assets of a Third Party.

1.63 “Merged Third Party” means a Third Party involved in a Merge Transaction, including any of such Third Party’s Affiliates existing immediately before the consummation of such Merge Transaction.

1.64 “Person” means an individual, corporation, partnership, limited liability company, association, company, joint venture, estate, trust, other entity or organization of any kind or nature, including an Authority.

1.65 “Personal Information” means any information or set of information relating to an identified or identifiable individual, directly or indirectly, Processed by either Party through the Libre-Beta System or provided or shared by or on behalf of one Party to the other Party under this Agreement (“Shared Personal Information”), regardless of the medium in which such information is displayed or contained, which shall include (a) all information that identifies that individual or could reasonably be used to identify such individual, (b) all “protected health information” as defined by HIPAA, (c) all information, “personal data” such as identification number, location data, an online identifier or one or more factors specific to the physical, physiological, genetic mental, economic, cultural or social identity of a natural individual, as defined by or to which any applicable Data Protection Laws apply, and (d) any information subject to an express written agreement of the Parties to treat such information not otherwise included by applicable Data Protection Laws as Personal Information. For the purposes of this Agreement, Personal Information includes: Libre-Beta User Data, CGM Data, and Beta System Data.

1.66 “Processing” (including “Process” and “Processed”) means any operation or set of operations that is performed on Personal Information within an entity that maintains such information, including use, collection, recording, maintaining, organization, storage, adaptation, modification, retrieval, consultation, retention, alteration, dissemination, transmission, access, transfer, combination, erasure, destruction, deidentification, or pseudonymization or as defined by applicable Data Protection Laws. Processing does not mean Disclosure.

1.67 “Senior Officer” means, in the case of ADC, [***] and, in the case of Beta, [***].

1.68 “Service Provider” means any Person that Processes or receives Personal Information for a business purpose pursuant to a written agreement.

1.69 “Shared Data” means the Libre-Beta User Data, CGM Data or Beta System Data, which may include Shared Personal Information to which a Party receives from the other Party in connection with this Agreement.

1.70 “Third Party” means any Person other than ADC or Beta or their respective Affiliates or Service Providers.

1.71 “Trademarks” means all trademarks, trade names, brand names, domain names, service marks, trade dress, logos, taglines, slogans, certification marks, Internet domain names, social media account or user names (including “handles”), corporate names, business names and all other source indicators, whether registered or unregistered, including all goodwill associated therewith and all applications, registrations and renewals in connection therewith throughout the world, and all rights therein provided by international treaties and conventions.

Additional Definitions. Each of the following definitions is set forth in the Section indicated below:

Definition	Section

“ADC”	Preamble

“ADR”	Exhibit 15.11

“Alliance Manager”	Section 2.7

“Alternate Devices”	Section 9.3(g)

“Applicable Device”	Section 1.34

“Approved GUI”	Section 6.1(c)

“Background IP”	Section 5.1

“Beta”	Preamble

“Beta Protection Technology”	Section 3.6(e)

“Caregiver”	Section 3.2(f)

[***]	[***]

“Caregiver Data”	Section 3.2(f)

“Commercialization Plan”	Section 7.1(a)

Definition	Section

Critical Issues	Section 10.3(b)

“Development Plan”	Section 3.1(a)

“Disclosing Party”	Section 1.35

“Effective Date”	Recitals

“Exploration Agreement”	Recitals

“GDPR”	Section 7.1(b)

“HIPAA”	Section 1.39

“Initial Term”	Section 12.1

“Joint IP”	Section 5.2(b)(i)

“JSC”	Section 2.1

“Launch Country”	Section 7.1(b)

“Losses”	Section 14.1

“Mandatory Disclosure”	Section 11.2(b)

“Master Materials”	Section 7.5(a)

“Party”	Preamble

“Potentially Infringing Item”	Section 14.4

“Project Leader”	Section 2.8

“Quality Agreement”	Section 8.1

“Regulatory Plan”	Section 3.4(a)

“Renewal Term”	Section 12.1

“Restriction”	Section 13.1(h)

“Software Protection Provider”	Section 3.6(e)

“Sole IP”	Section 5.2(a)

“System Pen Testing”	Section 10.3(a)

“Target Launch Date “	Section 7.3(a)

“Term”	Section 12.1

ARTICLE II

GOVERNANCE

2.1 Joint Steering Committee. The Parties hereby form a joint steering committee (“JSC”) to facilitate communications between the Parties and to aid in long-range planning in connection with the development and commercialization of the Libre-Beta System. The JSC shall include [***] from each Party one of whom shall be designated as the lead member by such Party but who shall otherwise have no additional powers or rights beyond those held by other JSC members. Each Party shall provide the other Party with a list of its initial members of the JSC within [***] after the Effective Date. Each Party shall use commercially reasonable efforts to maintain the continuity of its representation, but may, if needed, (a) replace any or all of its representatives at any time by giving prior written notification to the other Party, or (b) appoint a proxy at any time by giving prior written notification to the other Party.

2.2 JSC Meetings. The JSC shall meet at least [***] during the Term, or more frequently as agreed to by the Parties. Such meetings alternating between locations designated by ADC and locations designated by Beta. Upon mutual agreement of the Parties, such meetings may take place telephonically or via video conference. [***]. If a representative of a Party is unable to attend a meeting, the Party may designate an alternate to attend such meeting in place of the absent representative. Each Party may, in its reasonable discretion, invite other employees of such Party to attend meetings of the JSC. Each Party shall provide advance notice of any additional attendees it will include at a meeting of the JSC and shall keep the JSC reasonably informed of its progress and activities under this Agreement. Each Party shall be responsible for calling meetings with reasonable advance notice. Any member of the JSC may make proposals for agenda items and shall provide all appropriate information with respect to such proposals reasonably in advance of the applicable meeting. The Parties shall alternate in preparing and circulating for review and approval of the other Party minutes of each meeting of the JSC within [***] after each such meeting. The Parties shall agree on the minutes of each meeting [***] thereafter.

2.3 JSC Responsibilities. The JSC shall provide oversight for the collaboration between the Parties under this Agreement, including (a) reviewing and approving the initial Development Plan and amendments thereto, (b) reviewing and approving the initial Regulatory Plan and amendments thereto, (c) reviewing and approving the initial Commercialization Plan and amendments thereto, (d) reviewing and approving the final architecture of the Libre-Beta System, and (e) monitoring the progress of activities under the Development Plan, Regulatory Plan, Commercialization Plan and Quality Agreement, and such other functions as the Parties may mutually agree in writing, except where in conflict with any provision of this Agreement.

2.4 Procedural Rules. The JSC shall have the right to adopt such standing rules as shall be necessary for its work to the extent that such rules are not inconsistent with this Agreement. A quorum of the JSC shall exist whenever there is present at a meeting at least one (1) member appointed by each Party, and a quorum shall be required for adoption of standing rules. Members of the JSC may attend a meeting either in person or by telephone, video conference or similar means in which each participant can hear what is said by, and be heard by, the other participants.

The JSC shall take actions [***].

2.5 Dispute Resolution. The JSC shall act in good faith to resolve all issues before it. If the JSC cannot, or does not, [***] on an issue, then the dispute shall be first referred to the Senior Officers of the Parties, who shall confer in good faith on a resolution of the issue. Any final decision mutually agreed to be the Senior Officers of the Parties shall be conclusive and binding on the Parties. If the Senior Officers are not able to agree on the resolution of any such issue within [***] after such issue was first referred to them, then, except as provided in Section 3.1(d)Error! Reference source not found., such dispute shall be resolved pursuant to Section 15.11. Disputes arising between the Parties under this Agreement that are outside of the responsibilities of the JSC, shall be resolved pursuant to Section 15.11.

2.6 No Binding Powers. Each Party shall retain the rights, powers, and discretion granted to it under this Agreement, and no such rights, powers, or discretion shall be given to the JSC beyond those in this Article II. [***].

2.7 Alliance Managers. Within [***] after the Effective Date, each Party shall appoint an individual, to act as the alliance manager for such Party (the “Alliance Manager”). Each non-member Alliance Manager of the Parties shall thereafter be permitted to attend meetings of the JSC and any subcommittee as an observer. The Alliance Managers shall be the point of contact for the parties regarding the contractual and business aspects of the collaboration during the Term. Each party may replace its Alliance Manager or appoint a proxy [***] by giving prior written notification to the other parties. Each party shall pay for its own Alliance Manager’s time and activities.

2.8 Project Leaders. Within [***] after the Effective Date, each Party shall appoint an individual as the project leader for such Party (the “Project Leader”). The Project Leaders shall meet [***] or as mutually agreed by the Parties at such locations or by such means as the Parties agree. The Project Leaders will jointly coordinate the day-to-day work of the Parties under this Agreement and jointly report progress to the JSC. Each Party may replace its Project Leader or appoint a proxy [***] by giving prior written notification to the other Party. [***]. Project Leaders may attend a meeting either in person or by telephone, video conference or similar means in which each participant can hear what is said by, and be heard by, the other participant. The Parties shall be free to appoint the Project Leader as a member of the JSC, but one person cannot act as Project Leader, Alliance Manager and member of the JSC at the same time.

ARTICLE III

DEVELOPMENT PROGRAM

3.1 Development Program Generally.

(a) Within [***] after the Effective Date, the Parties shall jointly prepare and submit to the JSC for approval a development plan covering each Party’s responsibilities in developing the Libre-Beta System (the “Development Plan”), which plan shall be consistent with the terms of this Article III. Each Party shall keep the JSC informed and updated regarding its conduct of the Development Plan. The final architecture of the Libre-Beta System shall be mutually agreed by the Parties through the JSC.

(b) If the Parties are unable to reach agreement on the terms of the Development Plan within such [***] period, then either Party may refer the matter to the Senior Officers for resolution pursuant to Section 2.5. The Development Plan may be amended by the JSC to include or change roles, responsibilities and timelines for any technical work required for development of the Libre-Beta System. In the event the JSC is unable to reach agreement on any proposed update to the Development Plan, such dispute shall be resolved in accordance with the terms of Section 2.5.

(c) Subject to the terms of this Agreement, each Party shall use Commercially Reasonable Efforts to complete the activities assigned to it in the Development Plan and will contribute reasonable time, resources, personnel and materials, including for purposes of clinical trials, as specifically set forth in the Development Plan. Notwithstanding anything to the contrary herein, neither Party shall be obligated to conduct any development activities related to the Libre-Beta System until the Development Plan has been approved by the Parties or their Senior Officers.

(d) If at any time prior to First Commercial Sale, a Party reasonably determines, after any change to the Development Plan that is not initiated by such Party or its designees, that its remaining obligations under the Development Plan are unduly burdensome it will notify the other Party’s members of the JSC in writing of the need to discuss such concerns as an agenda item at the next JSC meeting. If the Parties are not able to come to an agreement at the JSC meeting on how to address such concerns, then the dispute shall be first referred to the Senior Officers of the Parties, who shall confer in good faith on a resolution of the issue. Any final decision mutually agreed to by the Senior Officers of the Parties shall be conclusive and binding on the Parties. If the Senior Officers of the Parties are unable to arrive to a mutually agreed decision, then the dispute shall be resolved in accordance with the terms of Section 2.5.

3.2 Beta Development Activities.

(a) Beta shall be responsible for developing the Libre-Beta System in accordance with the Development Plan; provided that use of the ADC Marks is subject to Section 6.2.

(b) Beta shall be responsible for all development and clinical trials, for the Libre-Beta System, [***].

(c) [***].

(d) Beta shall ensure that its Beta Cloud [***].

(e) Beta shall enable the Libre-Beta System to display and trigger alarms for the CGM System utilizing CGM Data collected [***].

(f) [***].

3.3 ADC Development Activities.

(a) ADC shall be responsible for all development for the CGM System, including any software that may be required to transmit data derived from the CGM System to the Libre-Beta System for interpretation.

(b) ADC shall provide reasonable assistance to Beta to the extent necessary for the design and development by Beta of the aspects of the Libre-Beta System that allow CGM Data to be displayed, interpreted and processed by the Libre-Beta System. In particular, subject to Section 3.6, ADC shall provide to Beta the FreeStyle Libre Technology. ADC shall also provide Beta with reasonable quantities of test sensors, ADC internally created development or testing tools, in each case as reasonably necessary for Beta to develop, test and conduct clinical trials for the Libre-Beta System.

3.4 Regulatory Matters.

(a) Within [***] after the Effective Date, the Parties shall jointly prepare and submit to the JSC for approval a regulatory plan (“Regulatory Plan”) for the Libre-Beta System, which plan shall be consistent with the terms of this Section 3.4 [***]. Subject to the terms of this Agreement, each Party shall use Commercially Reasonable Efforts to complete the activities assigned to it in the Regulatory Plan. If the Parties are unable to reach agreement on the Regulatory Plan within such [***] period, either Party may refer the matter to the JSC for resolution at its next meeting. If the JSC is unable to resolve the dispute within [***] after its next meeting, either Party may refer the matter to the Senior Officers for resolution pursuant to Section 2.5.

(b) The Parties agree to regularly present and discuss the status of their regulatory activities hereunder, and any proposed updates to the Regulatory Plan, at the JSC meetings, or more frequently as needed to keep each other reasonably informed of regulatory matters related to the Libre-Beta System.

(c) Beta shall provide ADC with summaries or copies, as appropriate, of (i) all filings for regulatory approvals for the Libre-Beta System contemporaneously with Beta’s submission of such filings and (ii) all CGM related written or electronic correspondence (other than filings for regulatory approvals) relating to the development of the Libre-Beta System received by or on behalf of Beta from, or sent by or on behalf of Beta to, Authorities. If Beta intends to update its regulatory filings or technical information or documentation necessary for Beta to obtain and maintain regulatory approvals for the Beta System or Libre-Beta System related to the CGM, Beta shall notify ADC in writing of any proposed updates no later than [***] prior to the filing or implementation, as applicable, so long as such notice doesn’t delay Beta’s response to FDA, to meet FDA deadlines.

(d) Beta shall be solely responsible for obtaining and maintaining regulatory approvals and ongoing communication with Authorities for the Libre-Beta System and performing all testing (including system, human factors, or clinical) required for such approval as contemplated by the Development Plan; provided that ADC shall have final decision-making authority with respect to any CGM Matters. When requested by Beta, ADC shall provide reasonable support, including participation in joint meetings with Authorities, necessary to assist in obtaining and maintaining regulatory approval of the Libre-Beta System.

(e) ADC shall be solely responsible for obtaining and maintaining regulatory approvals and ongoing communication with Authorities for the CGM System, and performing all testing (including system, human factors, or clinical) required for such approval. In addition, ADC shall be solely responsible for obtaining and maintaining integrated continuous glucose monitoring approval from the FDA for the CGM System for commercialization in the United States. When requested by ADC, Beta shall provide reasonable support, including (i) participation in joint meetings with Authorities to assist in obtaining and maintaining regulatory approval of the CGM System that can be used with the Libre-Beta System, and (ii) for testing and verification of the incorporation of the data generated by the CGM System into the Libre-Beta System.

(f) If any regulatory approval of the Libre-Beta System will involve joint approval of both the Beta System and CGM System, the Parties will work in good faith to coordinate their activities to secure such approval; provided that, in connection therewith, Beta shall have final decision-making authority with respect to Beta System and ADC shall have final decision-making authority with respect to the CGM System.

(g) Each Party shall provide the assistance described in this Section 3.4 and shall otherwise cooperate with the other Party as reasonably necessary to obtain or maintain regulatory approval of the Beta System and CGM System, as applicable, to the extent necessary for the Libre-Beta System, including providing reasonably requested information or documents. Any such information or documents that are non-public shall be used by the receiving Party solely for the purpose of obtaining or maintaining regulatory approval. If the disclosing Party determines in its reasonable discretion that any information or documents requested pursuant to this Section 3.4 contains information of a sensitive nature, the disclosing Party shall have the right to provide such information or documents in confidence directly to the applicable Authorities rather than to the other Party, provided that the disclosing Party timely provides the submission to the applicable Authorities and notifies the other Party of the submission.

3.5 Costs. Unless otherwise expressly provided for in this Agreement, the Development Plan or Regulatory Plan, [***].

3.6 Use of ADC Highly Confidential Information.

(a) Beta shall use the ADC Highly Confidential Information solely for (i) [***], (ii) [***] and (iii) [***]. Beta shall not use the ADC Highly Confidential Information for any other purpose and shall not modify or attempt to reverse-engineer the FreeStyle Libre Technology or any other ADC Highly Confidential Information.

(b) Beta shall not provide ADC Highly Confidential Information to any Third Parties (except in accordance with Section 3.6(e)) and shall ensure that only Approved Persons receive access to the ADC Highly Confidential Information. Beta shall maintain a written list of Approved Persons, [***] update the list with any additions or deletions, and provide a copy of the current list to ADC within [***] after ADC’s request therefor. For clarity, such list shall be Beta’s Confidential Information.

(c) Beta shall ensure that:

(i) the ADC Highly Confidential Information is [***];

(ii) [***];

(iii) the ADC Highly Confidential Information shall [***];

(iv) [***]; and

(v) [***].

(d) If ADC provides any [***] shall be ADC Highly Confidential Information and Beta shall write [***] with respect to the ADC Highly Confidential Information as may be set forth in the Development Plan.

(e) Beta represents and warrants that [***] (collectively, “Beta Protection Technology”). Before distribution of the Libre-Beta System (or any of its components) to any Third Party (excluding an Approved Person for development purposes hereunder), Beta shall take any steps that [***] to (i) [***], (ii) [***] and (iii) [***].

(f) Beta agrees that upon request, it shall certify in writing whether it is in compliance with the provisions of this Section 3.6. [***] (and in any event within [***]) after Beta becomes aware of any actual or expected noncompliance with this Section 3.6, Beta shall notify ADC in writing. Such written notice shall include the nature and period of existence of the noncompliance and what action Beta is taking or proposes to take to identify and cure such noncompliance. [***], Beta shall work in good faith with ADC to address and remediate such noncompliance.

(g) If ADC determines [***], in its reasonable discretion, that [***], ADC shall inform Beta of [***]. [***] but no more [***] after receipt of such notice, Beta shall [***] Beta will [***] provide ADC a written report of [***]. In the course of [***].

(h) [***].

(i) Beta acknowledges that any use or disclosure of the ADC Highly Confidential Information other than as permitted in this Agreement may cause ADC irreparable harm and significant injury to an extent that may be extremely difficult to ascertain. Accordingly, Beta agrees that ADC shall have, in addition to any other rights or remedies available to it at law or in equity, the right to seek a preliminary or permanent injunction to prevent unauthorized use or disclosure of the ADC Highly Confidential Information.

(j) The ADC Highly Confidential Information constitutes ADC’s Confidential Information and shall be treated as such; provided, however, that to the extent this Section 3.6 conflicts with any other provision of the Agreement regarding the treatment of Confidential Information, this Section 3.6 shall control with regard to the ADC Highly Confidential Information.

3.7 Use of Beta Highly Confidential Information.

(a) Subject to the terms of this Agreement, ADC shall use the Beta Highly Confidential Information solely for development of capability to transfer Beta System Data, CGM Data, and Libre-Beta User Data into LibreView [***]. ADC shall not use the Beta Highly Confidential Information for any other purpose and shall not modify or attempt to reverse-engineer the Beta Highly Confidential Information.

(b) ADC shall ensure that:

(i) the Beta Highly Confidential Information is never checked into any source code management system such as [***]; provided that the foregoing shall not preclude ADC’s use of a private source control system which is dedicated for ADC’s exclusive use and not accessible by Third Parties;

(ii) all filenames relating to the Beta Highly Confidential Information are added to [***] of any source code management system (other than a private source control system allowed under foregoing clause (i)) [***];

(iii) the Beta Highly Confidential Information shall never be shared [***];

(iv) every computer with the Beta Highly Confidential Information on the disk drive has drive encryption and password-protection enabled; and

(v) the Beta Highly Confidential Information is never copied onto a USB or other external hard drive.

(c) ADC agrees that upon request, it shall certify in writing whether it is in compliance with the provisions of this Section 3.7. [***] (and in any event within [***]) after ADC becomes aware of any actual or expected noncompliance with this Section 3.7, ADC shall notify Beta in writing. Such written notice shall include the nature and period of existence of the noncompliance and what action ADC is taking or proposes to take to identify and cure such noncompliance. [***], ADC shall work in good faith with Beta to address and remediate such noncompliance.

(d) If Beta determines [***], in its reasonable discretion, that (i) ADC has failed to comply with the provisions of this Section 3.7 or has otherwise failed to sufficiently protect the Beta Highly Confidential Information and that such failure has resulted in or is imminently likely to result in unauthorized disclosure of the Beta Highly Confidential Information to a Third Party or unauthorized use of the Beta Highly Confidential Information by a Third Party, ADC shall inform Beta of ADC’s reasons for believing that such actual or potential breach, unauthorized disclosure or use has occurred. [***] but no more [***] after receipt of such notice, ADC shall commence an investigation into such concerns and upon conclusion of its investigation Beta will [***] provide ADC a written report of the results of such investigation. In the course of the investigation ADC shall use commercially reasonable efforts to identify how the unauthorized disclosure or unauthorized use, if any, of such Beta Highly Confidential Information occurred. If Beta notifies ADC that it alleges in good faith that ADC is failing to sufficiently protect the Beta Highly Confidential Information despite compliance with this Section 3.7, then ADC and Beta shall in good faith negotiate reasonable additional policies and procedures for ADC to implement to sufficiently protect the Beta Highly Confidential Information, provided, however, that ADC shall during such negotiations use reasonable best efforts to mitigate any risk of unauthorized use or disclosure created by the issues reasonably identified by Beta in its written notice.

(e) A material failure by ADC to comply with its obligations under subsections through (d) above shall be a material breach of this Agreement.

(f) ADC acknowledges that any use or disclosure of the Beta Highly Confidential Information other than as permitted in this Agreement may cause Beta irreparable harm and significant injury to an extent that may be extremely difficult to ascertain. Accordingly, ADC agrees that Beta shall have, in addition to any other rights or remedies available to it at law or in equity, the right to seek a preliminary or permanent injunction to prevent unauthorized use or disclosure of the Beta Highly Confidential Information.

(g) The Beta Highly Confidential Information constitutes Beta Confidential Information and shall be treated as such; provided, however, that to the extent this Section 3.7 conflicts with any other provision of the Agreement regarding the treatment of Confidential Information, this Section 3.7 shall control with regard to the Beta Highly Confidential Information.

3.8 Pre-Production Environment. ADC shall provide a pre-production environment and any necessary support to facilitate Beta’s testing and, if necessary, modification of the Beta System required for the conduct of the Development Plan. Beta shall provide a pre-production environment and any necessary support to facilitate ADC’s testing and, if necessary, modification of any CGM System required for the conduct of the Development Plan.

3.9 Technical Team Meetings. During the conduct of the development activities pursuant to the Development Plan, the relevant technical representatives from each Party will meet as reasonably requested by either Party to discuss the development of the Libre-Beta System.

3.10 Use of FOSS and Third Party Software.

(a) Beta represents and warrants to ADC: (i) that it has satisfied all its obligations to any third parties with respect to all applicable FOSS licenses; (ii) that the FOSS, in the form included in the Beta-Libre System, is suitable for the intent and purposes furnished hereunder; (iii) that use of the FOSS in such form for such intent and purposes in no manner creates any added obligation on the part of ADC, or diminishes, conditions or eliminates any of the rights, title, or interest that Beta grants ADC under this Agreement; and (iv) that use of the FOSS in such form for such intent and purposes, with any software of ADC, does not subject ADC to any obligation of disclosure or distribution to any third party or to the public of any such proprietary software, or otherwise make such software subject to the terms of any FOSS license or impair ADC’s rights, title, or interest in or to such software.

(b) Beta represents and warrants to ADC that it has obtained all necessary licenses for any third-party software that is not FOSS but is incorporated into the Libre-Beta System or used in the development of the same.

ARTICLE IV

NEW PRODUCTS AND PRODUCT UPDATES

4.1 Update Notices. Each Party shall keep the other Party reasonably informed of planned Beta System or CGM System updates or any planned cloud-to-cloud data API interface updates, as applicable (whether software updates or hardware modifications), if such updates will or could reasonably be expected to impact the integration, features, functions or capabilities of the Libre-Beta System [***].

4.2 Change Management.

(a) ADC and its (sub)contractors shall use Commercially Reasonable Efforts to ensure continued functionality of the Libre-Beta System with the CGM System. Beta shall use Commercially Reasonable Efforts to provide any reasonable assistance requested by ADC for evaluation testing, design verification, and validation testing necessary to implement any changes ADC anticipates making to the CGM System related to the Libre-Beta System in accordance with ADC’s product development timeline. ADC shall provide Beta with an estimation of resource type, timing and duration for the requested assistance reasonably in advance.

(b) Beta shall use Commercially Reasonable Efforts to ensure continued functionality of the Libre-Beta System with the Beta System. ADC shall use Commercially Reasonable Efforts to provide any reasonable assistance requested by Beta for evaluation testing, design verification, and validation testing necessary to implement any changes Beta anticipates making to the Beta System related to the Libre-Beta System in accordance with Beta’s product development timeline. Beta shall provide ADC with an estimation of resource type, timing and duration for the requested assistance reasonably in advance.

ARTICLE V

INTELLECTUAL PROPERTY RIGHTS

5.1 Background IP. Each Party shall retain all right, title, and interest in any Intellectual Property (a) owned or Controlled by the Party prior to the Effective Date, or (b) developed or acquired solely by or for the Party independently of this Agreement without use of the other Party’s Confidential Information or Intellectual Property, whether before or after the Effective Date (collectively, “Background IP”).

5.2 Program Intellectual Property.

(a) Sole IP. As between the Parties, each Party shall own all right, title, and interest in Intellectual Property invented, discovered, or created solely by one or more employees, contractors or agents of such Party or its Affiliates pursuant to and during the conduct of activities under this Agreement, and without the use of the other Party’s Confidential Information (such Party’s “Sole IP”).

(b) Joint IP.

(i) The Parties shall jointly own all Intellectual Property invented, discovered, reduced to practice, or created jointly by one or more employees, contractors or agents of ADC and one or more employees, contractors or agents of Beta in connection with the conduct of activities under this Agreement (“Joint IP”).

(ii) Each Party shall have full rights in the Joint IP as accorded to joint owners under U.S. intellectual property law, including the right to exploit the Joint IP and freely grant licenses to Affiliates or Third Parties in the Joint IP without the consent of or accounting to, the other Party; provided, however, that to the extent that the Joint IP includes a Party’s copyrighted images, such Party’s prior written consent shall be required prior to any exploitation or licensing of such Joint IP. The Joint IP shall be considered the Confidential Information of both Parties.

(iii) Each Party shall [***] disclose to the other Party in writing the making, conception or reduction to practice of any Joint IP.

5.3 Determination of Inventorship and Authorship. Inventorship and authorship of Intellectual Property invented, discovered, or created in relation to this Agreement shall be determined according to U.S. intellectual property law, regardless of the jurisdiction in which the Intellectual Property was invented, discovered, or created.

5.4 Documents and Assistance. Each Party shall execute and shall cause its employees, contractors and agents to execute all documents necessary to effectuate the Parties’ rights set forth in this Article V. Each Party shall also provide the other Party with reasonable assistance necessary for the other Party to obtain or maintain protection of its Intellectual Property.

ARTICLE VI

LICENSES

6.1 Intellectual Property Licenses for Activities Under Agreement.

(a) ADC Licenses to Beta. [***] and subject to the terms and conditions of this Agreement, ADC hereby grants to Beta and its Affiliates performing under this Agreement a [***] license under ADC Licensed Background IP and ADC’s Sole IP solely for the purpose of and to the extent necessary for performing Beta’s obligations under this Agreement.

(b) Beta License to ADC. [***] and subject to the terms and conditions of this Agreement, Beta hereby grants to ADC a [***] license under the Beta Licensed Background IP and Beta’s Sole IP solely for the purpose of and to the extent necessary for performing ADC’s obligations under this Agreement.

(c) Licenses to GUI. If under the Development Plan a Party proposes specific GUI formats and the other Party approves in writing such GUI format (“Approved GUI”), then solely in that event, the approving Party shall and does hereby grant to the other Party a [***] license under the approving Party’s GUI IP only, to develop, make, have made, use, sell, have sold, offer for sale and import such Approved GUI (i) with respect to Beta’s Approved GUIs only, for use with any component of the Libre-Beta System and, (ii) with respect to ADC’s Approved GUIs only, in LibreView and FreeStyle Libre App, in each case of (i) and (ii), [***] and subject to the terms and conditions of this Agreement (including Section 15.16).

6.2 Trademark Licenses.

(a) Subject to compliance with Applicable Law and subject to, and in accordance with, the terms and conditions of this Agreement, ADC hereby grants to Beta a [***] license to use the ADC Marks for the sole and exclusive purpose of developing the Libre-Beta System and marketing, the Libre-Beta System in the Launch Country, in accordance with the Commercialization Plan. Beta may sublicense its right to use the ADC Marks with [***]. ADC shall provide Beta with copies of the ADC Marks in an appropriate form for the uses contemplated herein. ADC shall have the right to approve the appearance, placement and manner of use of the ADC Marks in advance of their use and to withhold approval of any ADC Marks uses in its sole and absolute discretion. Beta agrees to use the ADC Marks solely in the form provided or approved in writing by ADC and to comply with any standards or guidelines regarding the usage or presentation of the ADC Marks which ADC may communicate from time to time, with any revisions to be effective upon written notice to Beta. ADC or its Affiliate is the sole and exclusive owner of all right, title and interest in and the ADC Marks. ADC or its Affiliate shall retain all right, title, and interest in the ADC Marks, and all goodwill derived from the use of the ADC Marks shall inure solely to the benefit of ADC or its Affiliates. To the extent Beta acquires any trademark or trade dress rights on the basis of using the ADC Marks in commerce with the consequence that the marks have attained market recognition Beta is obliged to transfer such Trademark rights acquired by use to ADC or its Affiliate upon termination of this Agreement. Beta agrees that neither it nor its agents shall, during or after the Term of the Agreement, anywhere in the world, take any action that in ADC’s sole, good faith discretion impairs or contests or tends to impair or contest the validity of ADC’s or its Affiliates’ right, title and interest in and to the ADC Marks, including using, or filing an application to register, any word, mark, domain name, user name, hashtag, symbol or device, or any combination thereof, that is confusingly similar to or dilutes the distinctiveness of any of the ADC Marks.

(b) Subject to compliance with Applicable Law and subject to, and in accordance with, the terms and conditions of this Agreement, Beta hereby grants to ADC and its Affiliates a [***] license to use the Beta Marks for the sole and exclusive purposes of developing the Libre-Beta System and marketing, the CGM System for use with the Libre-Beta System in the Launch Country in accordance with the Commercialization Plan. ADC may sublicense its right to use the Beta Marks with [***]. Beta shall provide ADC with copies of the Beta Marks in an appropriate form for the uses contemplated herein. Beta shall have the right to approve the appearance and placement of the Beta Marks in advance of their use. ADC agrees to use the Beta Marks solely in the form provided or approved in writing by Beta and to comply with any standards or guidelines regarding the usage or presentation of the Beta Marks which Beta may communicate from time to time, with any revisions to be effective upon written notice to ADC. ADC acknowledges that Beta is the sole and exclusive owner of all right, title and interest in and the Beta Marks. Beta shall retain all right, title, and interest in the Beta Marks, and all goodwill derived from the use of the Beta Marks shall inure solely to the benefit of Beta. To the extent ADC acquires any trademark or trade dress rights on the basis of using the Beta Marks in commerce with the consequence that the marks have attained market recognition ADC is obliged to transfer such Trademark rights acquired by use to Beta upon termination of this Agreement. ADC agrees that neither it nor its agents shall, during or after the Term of the Agreement, anywhere in the world, take any action that in Beta’s sole, good faith discretion impairs or contests or tends to impair or contest the validity of Beta’s right, title and interest in and to the Beta Marks, including using, or filing an application to register, any word, mark, domain name, user name, hashtag, symbol or device, or any combination thereof, that is confusingly similar to or dilutes the distinctiveness of any of the Beta Marks.

(c) Except as expressly permitted pursuant to subsection (a) above and Sections 7.5 and 7.8, Beta shall refrain from any use of ADC’s name, trade names, trademarks, trade dress, service marks, designs or logos, including the ADC Marks, in any publication, press release, marketing or promotional materials, domain name, user name, hashtag, web site or otherwise without the prior written approval of ADC, which may be granted or withheld at ADC’s sole discretion. Beta shall refrain from any use of the ADC Marks in a manner that threatens to damage the goodwill associated with the ADC Marks or which threatens to tarnish the reputation or otherwise unfavorably reflect upon ADC. Beta shall advise ADC of any instances of possible infringement or other violation of ADC’s rights in the ADC Marks in connection with the Libre-Beta System that come to its attention during the Term. Beta agrees to fully cooperate with ADC regarding any action ADC may take with respect to such infringement or violation. ADC shall have the exclusive right, exercisable in its sole and unlimited discretion, to institute in its own name and to control or settle all actions against Third Parties relating to ADC’s rights, at ADC’s expense. ADC shall be entitled to receive and retain all amounts awarded, if any, as damages, profits or otherwise in connection with such actions.

(d) Except as expressly permitted pursuant to subsection (b) above and Sections 7.5 and 7.8, ADC shall refrain from any use of Beta’s name, trade names, trademarks, trade dress, service marks, designs or logos, including the Beta Marks, in any publication, press release, marketing or promotional materials, domain name, user name, hashtag, web site or otherwise without the prior written approval of Beta, which may be granted or withheld at Beta’s sole discretion. ADC shall refrain from any use of the Beta Marks in a manner that threatens to damage the goodwill associated with the Beta Marks or which threatens to tarnish the reputation or otherwise unfavorably reflect upon Beta. ADC shall advise Beta of any instances of possible infringement or other violation of Beta’s rights in the Beta Marks in connection with the Libre-Beta System that come to its attention during the Term. ADC agrees to fully cooperate with Beta regarding any action Beta may take with respect to such infringement or violation. Beta shall have the exclusive right, exercisable in its sole and unlimited discretion, to institute in its own name and to control or settle all actions against Third Parties relating to Beta’s rights, at Beta’s expense. Beta shall be entitled to receive and retain all amounts awarded, if any, as damages, profits or otherwise in connection with such actions.

(e) Except for the limited right to use the ADC Marks granted to Beta as set forth herein, no right, license or other interest with respect to any ADC Marks is granted to Beta under this Agreement.

(f) Except for the limited right to use the Beta Marks granted to ADC as set forth herein, no right, license or other interest with respect to any Beta Marks is granted to ADC under this Agreement.

6.3 Licenses on Intellectual Property Created with Beta System Data or CGM Data.

(a) ADC License to Beta. Subject to the terms and conditions of this Agreement, ADC hereby grants to Beta and its Affiliates, manufacturers, distributors, and customers a non-exclusive, royalty-free, fully paid-up, perpetual, irrevocable license under any of ADC’s Sole IP that was invented, discovered, reduced to practice, or created using Beta System Data and that relates to automated insulin dosing for use in products sold, distributed, or manufactured by or on behalf of Beta or its Affiliates.

(b) Beta License to ADC. Subject to the terms and conditions of this Agreement, Beta hereby grants to ADC and its Affiliates, manufacturers, distributors, and customers a non-exclusive, royalty-free, fully paid-up, perpetual, irrevocable license under any of Beta’s Sole IP that was invented, discovered, reduced to practice, or created using CGM Data and that relates to analyte sensing or monitoring for use in products sold, distributed, or manufactured by or on behalf of ADC or its Affiliates.

6.4 No Implied Licenses. No rights or licenses are granted, by implication or otherwise, by either Party to the other Party hereunder except as expressly set forth in this Agreement.

ARTICLE VII

COMMERCIALIZATION, DISTRIBUTION AND MARKETING

7.1 Commercialization Plan.

(a) Within [***] after the Effective Date, the Parties shall prepare and present to the JSC for review a preliminary commercialization plan for the Libre-Beta System, [***] (the “Commercialization Plan”). The Parties will present an updated Commercialization Plan to the JSC for approval within [***] thereafter, which shall incorporate any initial feedback and changes based on the input of the JSC. If the Parties are unable to reach agreement on the Commercialization Plan within the foregoing time periods, then either Party may refer the matter to the JSC for resolution at its next meeting. If the JSC is unable to resolve the matter within [***] after its next meeting, either Party may refer the matter to the Senior Officers for resolution pursuant to Section 2.5. The Commercialization Plan shall be consistent with the terms of this Article VII and include a written plan to comply with Section 9.1. The Commercialization Plan may thereafter be amended by the JSC.

(b) The Libre-Beta System shall only be launched and commercialized in the United States (the “Launch Country”). The Parties may amend this Agreement to add additional country(ies) or region(s) for launching and commercializing the Libre-Beta System, subject to all Applicable Laws, including all Data Protection Laws.

7.2 Commercialization Activities.

(a) Each Party shall use Commercially Reasonable Efforts to perform its obligations as set forth in each approved Commercialization Plan (including, in the case of ADC, to make the CGM System and, in the case of Beta, to make the Libre-Beta System commercially available in the Launch Country) and shall provide the other Party with [***] written notice of any occurrence that may substantially affect the Party’s ability to perform such obligations.

(b) In executing the Commercialization Plan:

(i) ADC shall [***]; and

(ii) Beta shall [***].

(c) Notwithstanding anything to the contrary herein, neither Party shall be obligated to conduct any commercialization activities in a Launch Country related to the Libre-Beta System until the Commercialization Plan for such Launch Country has been approved by the JSC.

7.3 [***].

[***]

7.4 Handling of Prescriptions.

(a) In a Launch Country that uses forms for prescriptions, referrals or statements of medical necessity that do not distinguish between types of continuous glucose monitors, at ADC’s request, Beta shall use Commercially Reasonable Efforts compliant with Applicable Law to establish, and to cause its Affiliates, its distributors and its and their subcontractors to establish, new forms that separately identify the CGM System (in a manner that is no less favorable than other continuous glucose monitoring systems) so that health care providers are able to specifically select the CGM System for use with the Libre-Beta System.

(b) The Parties shall establish, as part of the Commercialization Plan, processes to enable the transfer of prescriptions, referrals, or statements of medical necessity for CGM Systems received by Beta directly from a patient or health care provider to ADC or ADC’s designated distributors.

7.5 Marketing Materials.

(a) Marketing Materials and Guidelines for Libre-Beta System. The Parties shall jointly develop marketing and promotion materials and guidelines for the Libre-Beta System for use throughout the Launch Country in compliance with (i) Applicable Law, (ii) the regulatory approved label of the CGM System, the Beta System and the Libre-Beta System and (iii) each Party’s internal promotional guidelines for the purpose of publicizing and encouraging interest in the Libre-Beta System (such materials and guidelines collectively, the “Master Materials”). Such Master Materials must be approved by each Party and, unless otherwise agreed by the Parties, in a timely manner in writing prior to use, whether directly or indirectly through Affiliates, distributors or subcontractors, by a Party. The Master Materials may be updated by the Parties from time to time upon the written agreement of the Parties and, unless otherwise agreed by the Parties, which such agreement shall be provided in a timely manner. Subject to the terms and conditions of this Agreement, each Party shall have sole discretion over its use of the Master Materials.

(b) License. Subject to the terms and conditions of this Agreement including the obligations in Section 6.2, each Party hereby grants to the other Party a [***] license to use, distribute, transmit and reproduce the marketing and promotional materials created pursuant to Section 7.5(a) for the sole and exclusive purpose of marketing and having marketed the Libre-Beta System for use as the Libre-Beta System in the Launch Country.

(c) Use of Name. Except as provided in Section 7.5(a), neither Party nor its Affiliates directly, or through a Third Party, shall publish or distribute any written or electronic marketing, promotional, customer services, or other similar materials that mention the other Party’s name or products or use the other Party’s trademark without other Party’s prior review and written approval, which approval may be provided by e-mail. The foregoing provision applies to, without limitation, websites, advertising, sales aids, brochures, marketing collateral, emails, social media, and letters or other communications to customers, distributors, healthcare providers, and other Third Parties.

7.6 Joint Promotion Activities. The Parties will address any joint sales, marketing or promotional efforts for the Libre-Beta System in the Commercialization Plan.

7.7 Limit on Other Device Communication. With respect to each Launch Country, following the launch of the Libre-Beta System in such Launch Country:

(a) During the Term, neither Beta nor its Affiliates, may, directly or through a Third Party, issue in such Launch Country an outbound communication of any kind or in any medium specifically targeted to users of the CGM System (as opposed to a broader base of insulin delivery system users or insulin users, including users of a Beta System) and that is intended to (or could reasonably be interpreted as intending to) encourage, convince, or otherwise solicit a CGM System user to switch to or request any continuous glucose monitor made by any entity other than ADC.

(b) During the Term, neither ADC nor its Affiliates, may, directly or through a Third Party, issue in such Launch Country an outbound communication of any kind or in any medium specifically targeted to users of the Beta System (as opposed to a broader base of insulin delivery system users or insulin users, including users of CGM System) and that is intended to (or could reasonably be interpreted as intending to) encourage, convince, or otherwise solicit a Beta System user to switch to or request any CSII System made by any entity other than Beta.

7.8 Publicity [***].

(a) Neither Party shall issue any public announcement, press release or other public disclosure, written or oral, relating to the other Party, the other Party’s products, this Agreement, or the existence of an arrangement between the Parties, without the other Party’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed.

(b) [***].

(c) Notwithstanding anything to the contrary herein, either Party may make any public statement, written or oral, relating to the Libre-Beta System (i) to the extent such public statement is specifically included in product manuals, registrations with a regulatory agency or notified body or (ii) specifically requested by a regulatory agency or notified body in connection with a product registration or in response to a product safety or quality issue. In addition the [***] from each Party shall have the right without the other’s Party’s approval to make public statements regarding the Libre-Beta System to the extent such public statements are reflected in all material respects published (in any industry recognized scientific publication) peer-reviewed studies; provided, however, that any such peer-reviewed studies shall be registered on www.clinicaltrials.gov or other World Health Organization Registry Network or International Committee of Medical Journal Editors approved registry network or that are independent studies (i.e., studies that are not directly or indirectly funded, endorsed or otherwise sponsored by such Party [***] or primarily done for marketing purposes).

7.9 Costs. Unless otherwise expressly provided for in this Agreement or the Commercialization Plan, each Party shall be responsible for all costs and expenses it incurs in connection with its commercialization, sales and marketing activities conducted hereunder.

ARTICLE VIII

QUALITY AGREEMENT

8.1 Negotiation of Quality Agreement. Within [***] after the Effective Date, the Parties shall commence negotiations in good faith for a quality agreement to address customer training, service and support, complaint handling, adverse event reporting and other regulatory, operational, and quality responsibilities for the Libre-Beta System (the “Quality Agreement”). If the Parties are unable to reach agreement on the terms of the Quality Agreement at least [***] before the first Target Launch Date, the matter will be addressed at the next JSC meeting and, if the JSC is unable to resolve the matter, either Party may refer the matter to the Senior Officers for resolution pursuant Section 2.5. In addition, at least [***] before the Target Launch Date determined by the JSC for the Launch Country, the Parties shall evaluate and, if needed, amend the Quality Agreement to align with the Commercialization Plan for such Launch Country.

8.2 Content of Quality Agreement. Among other things, the Quality Agreement will provide that:

(a) the Parties will adopt a mutually agreed framework to report to one another and cooperate with respect to customer service inquiries and all complaints, failure analysis, recalls, or potential recalls, and related regulatory issues, relating to the Libre-Beta System during the Term and thereafter;

(b) ADC shall be responsible for all customer service inquiries and all complaints, failure analysis, recalls, or potential recalls, and related regulatory matters, solely related to the CGM System and shall manage the foregoing in a commercially reasonable manner. Such undertakings shall be at ADC’s expense;

(c) Beta shall be responsible for all customer service inquiries and all complaints, failure analysis, recalls, or potential recalls, and related regulatory matters, solely related to the Beta System and shall manage the foregoing in a commercially reasonable manner. Such undertakings shall be at Beta’s expense;

(d) the Parties shall work together in good faith to resolve customer service inquiries and all complaints, failure analysis, recalls, or potential recalls, and related regulatory matters, that involve both (i) the CGM System and (ii) the Beta System; and

(e) the Parties will adopt a mutually agreed framework to address customer service inquiries and all complaints, failure analysis, recalls, or potential recalls, and related regulatory matters, where it is not clear if the cause is (i) the CGM System, on the one hand or (ii) any portion of the remainder of the Libre-Beta System, on the other hand, or a combination of both (i) and (ii).

ARTICLE IX

DATA PROTECTION, SHARING AND USE

9.1 Data Protection.

(a) Each Party is individually responsible for compliance, and shall comply with all Data Protection Laws applicable to its respective Processing and Disclosure of Personal Information.

(b) Each Party shall have no influence on the purpose of Processing of Shared Personal Information of the other Party and as such, there is no common purpose jointly determined by both Parties with regard to any such Processing under this Agreement, the Development Plan or any Commercialization Plan. The Parties are not joint controllers and as such, any provisions relating to joint controllers (or analogous provisions) under applicable Data Protection Laws do not apply.

(c) The Parties shall cooperate and work in good faith to draft, and incorporate into the Libre-Beta System any Consents in a form agreed in writing between the Parties, authorizations, privacy notices, and terms and conditions required by applicable Data Protection Laws to permit the Processing and Disclosure of Shared Personal Information and release, transfer, provision of, providing access to, or divulging in any other manner of Shared Personal Information in accordance with this Agreement, the Development Plan or Commercialization Plan.

(d) Each Party shall [***] notify, and in any event within [***], the other Party in the event it receives (i) a request, query, or complaint from a user of the Libre-Beta System in relation to Shared Personal Information or (ii) a request for information or documentation of compliance with applicable Data Protection Laws by any Authority, in connection with any investigations, audits, or inquiries made by an Authority in relation to Shared Personal Information of users of the Libre-Beta System.

(e) Each Party shall provide, [***], all necessary and reasonable cooperation and assistance to the other Party (i) to enable it to comply and respond to a request, query, or complaint from a user of the Libre-Beta System in relation to Shared Personal Information; and (ii) to enable it to comply with and respond to a request for information or documentation of compliance with applicable Data Protection Laws by any Authority, in connection with any investigations, audits, or inquiries made by an Authority in relation to Shared Personal Information of users of the Libre-Beta System.

(f) Each Party shall remain fully responsible and liable for the acts and omissions of any Third Party to whom it has Disclosed or who is Processing Shared Data, in each case as if they were the acts or omissions of such Party directly.

(g) Except with the prior written consent of ADC and Beta shall (i) restrict the CGM Data to which a Third Party has access to only such data as that Third Party needs in the course of their duties in connection with this Agreement, (ii) be responsible for confirming that each Third Party, in advance of obtaining access to or receiving the CGM Data, shall have implemented appropriate measures to ensure the protection of such data and compliance with the terms of this Agreement and is obligated to protect such data in accordance with terms no less restrictive than those in this Agreement, (iii) enter into a written agreement with each Third Party Processing or Disclosing Shared Personal Information on its behalf where required by and in accordance with applicable Data Protection Laws, and (iv) except only as required otherwise by Applicable Law, prohibit each Third Party from Processing or Disclosing the CGM Data or any derivative thereof for other purposes than as agreed between ADC and that Third Party.

(h) Except with the prior written consent of Beta, ADC shall (i) restrict the Beta System Data to which a Third Party has access to only such data as that Third Party needs in the course of its duties in connection with this Agreement, (ii) be responsible for confirming that each Third Party, in advance of obtaining access to or receiving the Beta System Data, shall have implemented appropriate measures to ensure the protection of such data and compliance with the terms of this Agreement and is obligated to protect such data in accordance with terms no less restrictive than those in this Agreement, and is obligated to protect such data in accordance with terms no less restrictive than those in this Agreement, (iii) enter into a written agreement with each Third Party that is Processing or Disclosing Shared Personal Information on its behalf where required by and in accordance with applicable Data Protection Laws, and (iv) except only as required otherwise by Applicable Law, prohibit each Third Party from Processing or Disclosing Beta System Data or any derivative thereof for other purposes than agreed between Beta and that Third Party.

9.2 [***].

[***]

[***].

9.3 Data Disclosure.

(a) ADC and Beta each have the independent right to Disclose Libre-Beta User Data for any purpose that is in compliance with the terms of this Article IX.

(b) This Agreement has no effect on ADC’s rights to Disclose CGM Data and no effect on Beta’s rights to Disclose Beta System Data.

(c) ADC may Disclose Beta System Data only to the following Persons; provided it does so consistent with the terms of this Article IX:

(i) the patient who generated that particular Beta System Data;

(ii) upon request of a patient who generated that particular Beta System Data, such patient’s health care professionals, caregivers, or other Persons identified and authorized by such patient;

(iii) Service Providers that provide hosting, transfer, storage, and data analysis services to ADC for such Beta System Data, except for (A) [***] and (B) Third Parties engaged in development, manufacture, distribution, marketing or commercialization of any CSII System (which may not receive any Beta System Data); and

(iv) an Authority upon request by such Authority (subject to notice to Beta where allowed by Applicable Law).

(d) ADC may Disclose Insulin Metrics to payors to support reimbursement of the CGM System provided that the Insulin Metrics are not identified as Beta System Data, and are disclosed together with the same data elements from other insulin delivery systems (i.e., there shall be no such Disclosure of Beta System Data alone) and such Disclosure by ADC is in a form that does not allow further analysis of the Beta System Data by such payors.

(e) Beta may Disclose CGM Data only to the following Persons; provided it does so in compliance with the terms of this Article IX:

(i) the patient who generated that particular CGM Data;

(ii) upon request of a patient who generated that particular CGM Data, such patient’s health care providers, caregivers, or other Persons identified and authorized by such patient;

(iii) Service Providers that provide hosting, transfer, storage, and data analysis services to Beta for such CGM Data, except for (A) [***] and (B) Third Parties engaged in development, manufacture, distribution, marketing or commercialization of any glucose monitoring system (which may not receive any CGM Data); and

(iv) an Authority upon request by such Authority (subject to notice to ADC where allowed by Applicable Law).

(f) Beta may Disclose Glucose Metrics to payors to support reimbursement of the Libre-Beta System provided that the Glucose Metrics are not identified as CGM Data, and are Disclosed together with the same data elements from other continuous glucose monitoring devices (i.e., there shall be no Disclosure of CGM Data alone) and such Disclosure by Beta is in a form that does not allow further analysis of the CGM Data by such payors.

(g) The Parties acknowledge that the Libre-Beta System may allow users to select an alternative continuous glucose monitoring product or a non-continuous blood glucose meter not manufactured by ADC (“Alternate Devices”) for diabetes therapy. If a user selects an Alternate Device, Beta is prohibited from providing access to any CGM Data or other ADC data to such Alternate Devices manufacturers.

(h) Except as set forth in this Section 9.3, neither Party shall [***]. Without limiting the generality of the foregoing, and notwithstanding anything else set forth in this Agreement, (i) Beta may not Disclose any CGM Data to [***] and (ii) ADC may not Disclose any Beta System Data to [***].

(i) Notwithstanding the foregoing, none of the restrictions set forth in this Section 9.3 shall be construed as to restrict or limit disclosure or sharing of Beta Systems Data, CGM Data, Libre-User Data, or Caregiver Data with patients, healthcare professionals, caregivers, payors or other authorized entities for healthcare treatment, payment or operations as may be permitted by HIPAA or other Applicable Laws.

ARTICLE X

DATA AND CYBER SECURITY

10.1 Data Security.

(a) Each Party shall implement reasonable and appropriate administrative, technical, physical and organizational data security measures and controls for protecting Shared Personal Information with at least the same degree of care as protecting its own user data and to protect Shared Personal Information against accidental or unlawful destruction, loss, alteration, unauthorized disclosure of, or access to Shared Personal Information transmitted, stored or otherwise Processed and as required by Data Protection Laws and in a manner that also protects the ongoing confidentiality, integrity, availability of Shared Personal Information. Such administrative, technical, physical and organizational security measures must ensure a level of security appropriate to the risk represented by the Processing and the nature of the Shared Personal Information and the nature of the Shared Personal Information and shall be in accordance with industry standards.

(b) Notwithstanding any other clause in this Agreement, each Party agrees to indemnify and keep indemnified and defend at its own expense the other Party and its Affiliates against all costs, claims, damages, expenses, losses (including any direct, indirect or consequential losses, loss of profit, loss of reputation and all interest, regulatory penalty or fine, penalties and legal costs (calculated on a full indemnity basis) and all other professional costs and expenses) suffered or incurred by the other Party arising out of or in connection with any Claim made against it by a Third Party [***].

(c) During the Term, upon reasonable written request of a Party and limited to [***], the other Party shall [***] and accurately complete a written information security questionnaire provided by the requesting Party to confirm compliance with the terms of this Agreement. The audited Party shall fully cooperate with such inquiries. Any responses or other information provided in such questionnaire shall remain the Confidential Information of the Disclosing Party.

10.2 Data Security Breach.

(a) The Development Plan will assign breach notification responsibilities to the Parties, as applicable, for Data Security Breaches affecting the Libre-Beta System as a whole and for Data Security Breaches affecting the components of the Libre-Beta System not expressly described in this Section 10.2(a). As between the Parties, ADC is responsible for the CGM System and all Data Security Breaches solely affecting the CGM System independent from the Libre-Beta System (and any associated notifications and other public statements) and is not required to notify Beta of any such Data Security Breaches. Beta is responsible for the Beta System related to Data Security Breaches solely affecting the Beta System independent from the Libre-Beta System (and any notifications and other public statements) and is not required to notify ADC of any such Data Security Breaches. Except where required by Applicable Law, each Party agrees not to make any public announcements relating to a Data Security Breach that solely impacts the other Party’s system (e.g., ADC may not make any public announcements related to Data Security Breaches solely involving the Beta System and Beta may not make any public announcements related to Data Security Breaches solely involving the CGM System).

(b) It will not be a breach of this Agreement if a Party provides an Authority or user with any Personal Information or Shared Data the Authority requires such Party to provide to the Authority or which the Party is required to provide to a user in accordance with Applicable Law after the occurrence of a Data Security Breach.

10.3 Penetration Testing and Monitoring Procedures.

(a) As part of the development process, Beta shall cause a Third Party on Beta’s behalf to conduct annual penetration and vulnerability testing of the Libre-Beta System (“System Pen Testing”). Such Third Party shall be an appropriately qualified supplier nominated by Beta and approved by ADC to conduct the System Pen Testing. If ADC does not provide such approval [***], then ADC shall only bear any additional cost of an alternative ADC approved System Pen Testing arrangement. From time to time but not more than [***], ADC may request additional System Pen Testing if there is a suspected breach or other event outside of the normal development cycle. The costs of the additional System Pen Testing will be the responsibility of ADC.

(b) Beta will provide an executive summary of the relevant System Pen Testing report to ADC identifying Critical Issues. If the System Pen Testing report identifies any critical, high level or medium level security issues that may impact the CGM System or ADC Highly Confidential Information (“Critical Issues”), the Parties shall work together and cooperate to implement a remediation plan to fully resolve all Critical Issues. Each Party shall bear its own costs with respect to implementation of such remediation plan.

(c) Upon confirmation that all Critical Issues have been resolved or if the System Pen Testing report does not reveal any Critical Issues, ADC shall provide written confirmation to Beta that the System Pen Testing process has been completed successfully. In all cases where Beta receives a System Pen Testing request by ADC, Beta shall thereafter refrain from initiating the commercial launch of the Libre-Beta System in a Launch Country without fully complying with the provisions of this Section 10.3 and receiving such confirmation from ADC.

10.4 Cyber Security Monitoring.

(a) During the Term, each Party shall establish and maintain commercially reasonable cybersecurity risk management processes and controls for the purposes of ensuring the security of the other Party’s Highly Confidential Information, including monitoring, assessing, classifying, mitigating, documenting and reporting to the other Party potential and actual internal and external cybersecurity threats and vulnerabilities which may impact the other Party’s Highly Confidential Information. Such processes shall include (i) regular [***] evaluations of risks to the security, privacy, and confidentiality of the Highly Confidential Information and the effectiveness of safeguards implemented to protect such information (ii) recovery plans in the event of a cybersecurity threat; (iii) maintenance plans that describe security patching processes and frequency; and (iv) operational processes and procedures to enable the Party to detect and log adequate details of all access, use, disclosure, or removal or Highly Confidential Information.

(b) Each Party agrees that upon request, it shall certify in writing whether it is in compliance with the provisions of this Section 10.4. [***] but no later than [***] after a Party becomes aware of its possible or actual noncompliance with this Section 10.4, such Party shall notify the other Party in writing. Such written notice shall include the nature and period of existence of the possible or actual noncompliance and what action such Party is taking or proposes to take to identify and cure such possible or actual noncompliance.

After delivery of such written notice, such Party shall work in good faith with the other Party to address and remediate such possible or actual noncompliance.

ARTICLE XI

CONFIDENTIAL INFORMATION

11.1 Treatment of Confidential Information. The Receiving Party shall maintain the Confidential Information in confidence, and shall not disclose, divulge or otherwise communicate such Confidential Information to any Third Party except as expressly permitted under this Agreement. The Receiving Party may not use any Confidential Information for any purpose other than as reasonably necessary to fulfill its obligations and exercise its rights under this Agreement. The Receiving Party hereby agrees to exercise the same standard of care it employs to protect its own Confidential Information (and in no event less than a reasonable standard of care) to prevent and restrain the unauthorized disclosure of Confidential Information by any of its Affiliates or its or their directors, officers, employees, consultants, subcontractors, sublicensees or agents. Without limiting the foregoing, the Receiving Party agrees not to make any disclosure of Confidential Information that will impair the Disclosing Party’s ability to obtain U.S. or foreign patents on any patentable invention or discovery described in such Confidential Information. For clarity, Highly Confidential Information is subject to additional restrictions as set forth in this Agreement, including Sections 3.6 and 3.7.

11.2 Disclosures Required by Law.

(a) The Receiving Party shall not be in violation of this Article XI if Confidential Information of the Disclosing Party is required to be disclosed by the Receiving Party in response to a valid order by a court or other governmental body, provided that the Receiving Party provides the Disclosing Party with [***] in order to permit the Disclosing Party to seek confidential treatment of such information and cooperates reasonably with Disclosing Party in connection therewith.

(b) The Receiving Party may disclose the Disclosing Party’s Confidential Information if the Receiving Party determines, based on advice from its legal counsel, that it is required to make such disclosure to comply with Applicable Law or the rules of a securities exchange on which the Receiving Party is listed (each such disclosure, a “Mandatory Disclosure”). With respect to each Mandatory Disclosure, [***], the Receiving Party shall (i) notify the Disclosing Party of the proposed content of the Mandatory Disclosure, (ii) give the Disclosing Party reasonable opportunity to review and comment on the proposed content of the Mandatory Disclosure, and (iii) in good faith, consider revising the content of the Mandatory Disclosure based on comments received from the Disclosing Party. The Receiving Party shall include in each Mandatory Disclosure only the information required to be disclosed by Applicable Law, including applicable securities rules, as determined by the Receiving Party’s legal counsel, and, to the extent reasonably possible, shall seek confidential treatment of each Mandatory Disclosure.

11.3 [***].

11.4 Confidential Information Proprietary to Disclosing Party; Return of Confidential Information. The Receiving Party understands and agrees that (a) the Disclosing Party’s Confidential Information is and shall remain at all times the sole property of the Disclosing Party; (b) the Receiving Party shall not obtain any proprietary interest in any of the Disclosing Party’s Confidential Information; and (c) subject to Section 12.7, all copies of the Disclosing Party’s Confidential Information in the Receiving Party’s possession shall, at the Receiving Party’s election, be [***] destroyed or returned to the Disclosing Party in their entirety following Disclosing Party’s request therefor after expiration or termination of this Agreement. Notwithstanding the foregoing, the Receiving Party (i) may retain this Agreement and one copy of the Disclosing Party’s Confidential Information in the legal files of the Receiving Party for the sole purpose of determining the scope of obligations incurred under this Agreement or as otherwise required by Applicable Law; (ii) may retain any electronic copies of the Disclosing Party’s Confidential Information held securely in the Receiving Party’s electronic backup storage in accordance with its established document retention policies and (iii) may retain Confidential Information to the extent included in the Receiving Party’s board of director or board committee materials or minutes or actions, quality systems, or regulatory history; subject in each case to the Receiving Party’s continuing confidentiality and non-use obligations under this Agreement with respect to such Confidential Information.

11.5 Breaches of Confidentiality; Assistance in Respect of Same. The Receiving Party shall [***] notify the Disclosing Party if the Receiving Party becomes aware of any breach of this Article XI by any Person who has received the Disclosing Party’s Confidential Information on the Receiving Party’s behalf. The Receiving Party shall provide the Disclosing Party all reasonable assistance requested in connection with any action, demand, claim or proceeding that the Disclosing Party may institute against any such Person in respect of such disclosure.

11.6 Continuing Obligation. This Article XI shall survive for a period of [***] after any termination or expiration of this Agreement, provided, however, that the Parties’ obligations under this Article XI with regard to any Confidential Information of the Disclosing Party that is identified in writing to the Receiving Party as a trade secret (including the ADC Highly Confidential Information, which are acknowledged to be ADC’s trade secrets, and Beta Highly Confidential Information, which are acknowledged to be Beta’s trade secrets) shall survive for as long as the relevant Confidential Information retains its status as a trade secret under Applicable Law.

ARTICLE XII

TERM, TERMINATION AND CERTAIN BREACHES

12.1 Term. This Agreement shall commence on the Effective Date and continue for an initial term of five (5) years thereafter, unless earlier terminated in accordance with this Agreement (the “Initial Term”). Upon expiration of the Initial Term, and unless a Party has given written notice at least [***] prior to expiration of non-renewal, this Agreement shall automatically renew for successive terms of two (2) years, unless earlier terminated in accordance with this Agreement (each a “Renewal Term” and together with the Initial Term, the “Term”).

12.2 Termination for Material Breach. Either Party may terminate this Agreement in the event of a material breach; provided, however, that such termination shall not become effective unless and until (a) [***] have elapsed from the date on which the non-breaching Party gave written notice of such breach to the breaching Party and (b) the breaching Party has not cured such breach within that [***] period. If the breaching Party fails to cure such breach, termination of this Agreement shall automatically occur [***] after the non-breaching Party provided notice of the breach as set forth herein. Notwithstanding the foregoing, if the alleged breaching Party disputes in good faith the existence or materiality of a breach specified in a written notice provided by the other Party in accordance with this Section, and provides the other Party notice of such dispute within the [***] period following the date of the non-breaching Party’s notice of breach, then, except for an alleged breach under Section 3.6, 3.7, Article IX, or Article X, the non-breaching Party may not terminate this Agreement under this Section unless and until the earlier of (a) the dispute being finally resolved in accordance with 15.11 with a decision that the alleged breaching Party has materially breached this Agreement, or, (b) [***] have passed from the date the alleged breaching party provided notice disputing the existence or materiality of the alleged breach (provided that (i) the Parties shall act in mutual good faith to reach a final ruling from any ADR proceeding pursuant to Exhibit 15.11 within such time period, (ii) the terminating Party shall not unreasonably delay any ADR proceeding as contemplated by Exhibit 15.11, and (iii) nothing in this Section 12.2 shall relieve the terminating Party from any liability with respect to a wrongful termination of this Agreement). During the pendency of such dispute, all of the terms and conditions of this Agreement shall remain in effect and the Parties shall continue to perform all of their respective obligations hereunder.

12.3 Termination for Insolvency. Either Party may terminate this Agreement [***] upon written notice to the other Party, if the other Party (a) files in any court or agency a petition for the opening of bankruptcy or insolvency proceedings or for reorganization or for arrangement or for the appointment of a receiver or trustee of it or its assets under Applicable Law; (b) proposes a written agreement of composition or extension of all or substantially all of its debts; (c) is served with an involuntary petition against it, filed in any bankruptcy or insolvency proceeding, and such petition has not been dismissed within [***] after the filing thereof; (d) becomes subject to any dissolution or liquidation or resolution thereof; (e) makes a general assignment for the benefit of its creditors; or (f) is generally not paying its debts as they fall due unless those debts are subject to a bona fide dispute as to liability or amount.

12.4 Termination for Failure to Launch a Libre-Beta System. If the First Commercial Sale of a Libre-Beta System in the United States has not occurred before [***] then either Party may elect to terminate this Agreement upon [***] written notice to the other Party; provided, however, that, if the First Commercial Sale of a Libre-Beta System occurs within the [***] notice period, then this Agreement shall no longer terminate at the expiration of the notice period.

12.5 Termination for Convenience. At any time after the [***] anniversary of the First Commercial Sale in the United States, either Party may terminate this Agreement for any reason, with or without cause, by giving [***] written notice to the other Party of the terminating Party’s invocation of this Section 12.5. This Agreement shall automatically terminate on the [***] anniversary of such notice.

12.6 [***].

12.7 Effect of Expiration or Termination.

(a) Upon expiration or termination of this Agreement prior to the First Commercial Sale, subject to Applicable Law and the requirements of any ongoing, non-terminable clinical trials set forth in the Development Plan, the licenses set forth in Sections 6.1 and 6.2 shall [***] terminate.

(b) Upon expiration or termination of this Agreement after the First Commercial Sale:

(i) solely for the purpose of providing continued access and support to Existing Users, the licenses set forth in Sections 6.1 and 6.2 shall continue and the Parties may continue using each other’s Confidential Information in each case, for a period of [***] following such expiration or termination; provided that, if termination is due to Section 12.6(a), Beta shall ensure that (x) all employees or subcontractors who work with glucose monitoring systems and components thereof, other than the CGM System (not including any such personnel of Beta whose work with such monitoring systems and components thereof includes only the integration or interoperability of such monitoring systems with the Beta System), do not have access to any of ADC’s Confidential Information and (y) appropriate firewalls and other protections are established so the requirement in foregoing clause (x) can be met;

(ii) to the extent permitted by Applicable Law, and subject to Article IX and Article X, each Party may retain and Process or Disclose all Shared Data received prior to expiration or termination of this Agreement and received while providing continued access and support to Existing Users in accordance with Section 12.7(b)(i); provided that for termination pursuant to Section 12.6(a), Beta shall be prohibited from (A) Processing or Disclosing Shared Data received in accordance with Section 12.7(b)(i) for any purpose other than providing continued access and support to Existing Users, and (B) retaining such Shared Data for a period longer than [***] following such termination.

12.8 Survival of Obligations. Termination or expiration of this Agreement for any reason shall be without prejudice to any rights that shall have accrued to the benefit of a Party prior to such termination or expiration. Notwithstanding anything to the contrary in this Agreement, the following provisions (and the corresponding licenses, covenants and other agreements therein contained) shall survive the expiration of the Term or termination of this Agreement and shall remain in full force and effect thereafter: Article I (to the extent the definitions are used in the other surviving provisions), Article V, Sections 6.1 (for the period described in Section 12.7), Section 6.2 (provided that the licenses granted therein shall only survive for the period described in Section 12.7(b)), Section 6.2(f), Section 6.4, Section 7.8(a), Article IX, Article X, Article XI (for the time period set forth in Section 11.6), Section 12.7, this Section 12.8, Article XIV and Article XV. The Quality Agreement shall survive in accordance with its terms.

ARTICLE XIII

REPRESENTATIONS, WARRANTIES AND COVENANTS

13.1 Representations and Warranties by Each Party. Each Party represents and warrants as of the Effective Date, and where applicable, covenants that:

(a) such Party is a corporation duly organized, validly existing, and in good standing under the Applicable Law of the State of Delaware;

(b) such Party has the full corporate power and authority to execute, deliver, and perform under this Agreement, and has taken all corporate action required by Applicable Law and its organizational documents to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement;

(c) this Agreement constitutes a valid and binding agreement enforceable against such Party in accordance with its terms;

(d) the execution and delivery of this Agreement and the consummation hereof, do not and shall not (i) conflict with or result in a breach of any provision of such Party’s organizational documents, (ii) result in a breach of any agreement to which it is a party that would impair the performance of its obligations hereunder, or (iii) violate any Applicable Law;

(e) there is no pending or threatened action, suit, claim, investigation or proceeding against such Party with respect to its right to enter into this Agreement or that challenges or seeks to prevent or enjoin its entry into this Agreement;

(f) such Party it is not subject to any agreement or order of any Authority that restricts it from granting the rights and licenses to the other Party set forth in this Agreement;

(g) such Party is in full compliance at all times and will continue to be in compliance at all times with all Applicable Law (including those related to anti-corruption) and shall not cause the other Party to be in violation of any Applicable Law; and

(h) on behalf of itself and each of its Affiliates, agents, subcontractors and employees performing activities under this Agreement, that they are not currently, nor have they been within the past [***] from the Effective Date, debarred, disqualified, or excluded under any Applicable Law from: (i) providing goods or services to a regulated health care company, (ii) participating in clinical research, (iii) participating in a government procurement or non-procurement program, or (iv) participating in a reimbursed government-funded or financed healthcare program (each, a “Restriction”).

13.2 Covenants.

(a) If any Restriction is proposed, pending or occurs with respect to a Party during the Term, then such Party shall [***] notify the other Party. Upon receipt of notice of a pending or actual Restriction, such other Party may elect, in its sole discretion, to [***] terminate this Agreement.

(b) No component of the Libre-Beta System shall be provided to any customer unless and until all necessary regulatory approvals have been received and thereafter shall only be made available in accordance with such regulatory approvals and Applicable Law.

13.3 [***].

13.4 Disclaimer. THE PARTIES HEREBY ACKNOWLEDGE THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT, (A) NEITHER PARTY MAKES ANY REPRESENTATION, WARRANTY, OR GUARANTEE OF ANY KIND, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY AND (B) THE PARTIES EXPRESSLY DISCLAIM ALL OTHER REPRESENTATIONS AND WARRANTIES, WHETHER EXPRESS, IMPLIED, OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

ARTICLE XIV

INDEMNIFICATION

14.1 ADC Indemnification of Beta. Subject to Section 14.3 and except for claims subject to indemnification under Sections 10.1(b) and 14.4, if any Claim is brought against the Beta Indemnitees that [***] then ADC will indemnify, defend and hold harmless the Beta Indemnitees at ADC’s expense against all any and all damages, losses, liabilities, judgments, fines, amounts paid in settlement, costs and expenses (including the reasonable costs and expenses of attorneys and other professionals) (collectively, “Losses”) arising in connection with such Claim. Notwithstanding the foregoing, with respect to those Claims for which Beta, in whole or in part, has an obligation to indemnify ADC pursuant to Section 14.2, each Party shall indemnify, defend and hold harmless the other to the extent of their respective liability for such Claims.

14.2 Beta Indemnification of ADC. Subject to Section 14.3 and except for claims subject to indemnification under Sections 10.1(b) and 14.4, if any Claim is brought against the ADC Indemnitees that [***] then Beta will indemnify, defend and hold harmless the ADC Indemnitees at Beta’s expense against any and all Losses arising in connection with such Claim. Notwithstanding the foregoing, with respect to those Claims for which ADC, in whole or in part, has an obligation to indemnify Beta pursuant to Section 14.1, each Party shall indemnify, defend and hold harmless the other to the extent of their respective liability for such Claims.

14.3 Obligations of Party Seeking Indemnification. With respect to any Claim for which either Party seeks indemnification from the other Party under this Article XIV, Section 10.1(b), the Party seeking indemnification shall (i) provide [***] notice to the other Party of the Claim for which indemnification is sought, (ii) allow the other Party to assume the defense of such Claim, (iii) provide reasonable cooperation and assistance to the other Party in the defense of such Claim, and (iv) not settle or otherwise compromise such Claim, or make an admission of liability in relation to such Claim, without the other Party’s prior written consent.

14.4 Beta agrees to indemnify and keep indemnified and defend at its own expense ADC and its Affiliates against all costs, claims, damages, expenses, losses (including any direct, indirect or consequential losses, loss of profit, loss of reputation and all interest, regulatory penalty or fine, penalties and legal costs (calculated on a full indemnity basis) and all other professional costs and expenses) suffered or incurred by ADC or its Affiliates arising out of or in connection with any Claim made against it by a Third Party [***]. If within [***] of written notice to Beta of ADC’s IP Determination, [***] then Abbott may terminate the Agreement with [***] written notice of termination to Beta.

14.5 ADC may participate in the defense of any Claim under Section 14.4 at its option and in its sole discretion. Beta shall not agree to any settlement or compromise that would be binding on ADC or its Affiliates or involves making an admission of guilt or wrongdoing, without ADC’s prior written consent.

14.6 Limitation of Liability.

(a) [***] in no event shall a Party’s aggregate liability to the other Party for damages of any nature arising out of or in connection with this Agreement, regardless of the form of action, whether for breach of warranty or contract, in tort (including negligence) or otherwise, exceed [***].

(b) Neither Party shall be liable to the other Party or to any Third Party for any special, incidental, indirect, or consequential damages of any kind or for the loss of revenue or profits (even if such Party shall have been advised of or known of or should have known of the possibility of such potential damages or loss), [***].

(c) It is agreed that the limitation and exclusions of liability set forth in this Section 14.6 are intended by the Parties to be a reflection of the agreed allocation of the commercial risks that may arise out of or occur in connection with this Agreement. Further, the Parties hereto agree that the provisions of Sections 14.6(a) and 14.6(b) [***] shall in no event be invalidated or deemed unenforceable should any limited warranty or remedy set forth in this Agreement fail of its essential purpose (i.e., provide an insufficient remedy).

14.7 Insurance Requirements. During the Term and for [***] after the expiration or termination of this Agreement, each Party shall keep in full force and effect and maintain, at its sole cost and expense, insurance coverage in types and amounts commensurate in its industry for the performance of services substantially similar to the services to be performed hereunder by similarly sized companies, and as otherwise prudent or required by Applicable Law. During the Term, each Party agrees to provide the other Party with certificates of insurance if requested and on an annual basis. At minimum, the Parties shall maintain the insurance scheme in Exhibit 14.7.

ARTICLE XV

MISCELLANEOUS

15.1 Assignment. Except as set forth in Section 15.16, neither Party may assign, delegate, or, except as permitted pursuant to Section 15.16, subcontract this Agreement or any of its rights or duties hereunder, in whole or in part, without the prior written consent of the other Party. Notwithstanding the foregoing, a Party may, without such consent, assign this Agreement in its entirety (i) to one of its Affiliates or (ii) in connection with the transfer or sale of substantially all of its business to which this Agreement pertains, a reorganization, or a merger or consolidation with another Person [***]. Upon assignment of this Agreement, the assignee must provide to the non-assigning Party a written confirmation that assignee has assumed the assigning Party’s obligations under this Agreement, including the provision to the non-assigning Party a written representation, warranty, and covenant that the assignee has and will commit to the conduct of the Development Plan, Regulatory Plan and Commercialization Plan at least the same amount of resources, labor, capital, and money as the assigning Party had committed to the conduct of the Development Plan, Regulatory Plan, and Commercialization Plan as of the assignment date, as reflected in the relevant plans and budgets. This Agreement will be binding upon and inure to the benefit of the successors and permitted assigns of each Party. Any purported assignment or delegation in violation of the provisions of this Section 15.1 shall be null and void.

15.2 Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

15.3 Force Majeure. If a Party is prevented from performing or is unable to perform any of its obligations under this Agreement (except for payment obligations) due to any cause beyond its reasonable control, such Party shall give [***] written notice to the other Party, and thereupon the affected Party’s performance shall be excused and the time for performance shall be extended for the period of delay or inability to perform due to such occurrence. The suspension of performance shall be of no greater scope and no longer duration than is necessary and the non-performing Party shall use Commercially Reasonable Efforts to remedy its inability to perform. Such events shall include: acts of god; acts of the public enemy; terrorist acts; insurrections; riots; injunctions; embargoes; labor disputes, including strikes, lockouts, job actions, or boycotts; fires; explosions; floods; earthquakes; shortages of material or energy; delays in the delivery of raw materials; epidemics; pandemics; or other unforeseeable causes beyond the reasonable control of the Party so affected. The Party so affected shall give [***] notice to the other Party of such cause and shall take whatever reasonable steps are necessary to relieve the effect of such cause as rapidly as reasonably possible.

15.4 No Waiver. No waiver will be implied from the Parties’ course of conduct or any delay or failure to enforce any rights. No provision of this Agreement shall be deemed waived unless such waiver is in writing and signed by an authorized representative of the Party against whom it is sought to be enforced, which waiver shall be effective solely with respect to the incidences set forth therein. Waiver by either Party of any default by the other Party of any provision of this Agreement shall not be deemed a waiver by the waiving Party of any subsequent or other default.

15.5 Notices. Any notice or other communication in connection with this Agreement must be in writing and by certified mail, return receipt requested, or by delivery service that provides a written delivery confirmation. Notice shall be effective and deemed to be given when delivered to the addressee at the address listed below or such other address as the addressee shall have specified in a notice actually received by the addressor.

If to ADC:

Abbott Diabetes Care Inc.

1420 Harbor Bay Parkway

Alameda, CA 94502

[***]

with a copy (which shall not constitute notice) to:

Abbott Laboratories

[***]

[***]

[***]

If to Beta:

Beta Bionics Inc.

11 Hughes

Irvine, CA 92618

[***]

with a copy (which shall not constitute notice) to:

[***]

15.6 Relationship Between the Parties.

(a) Independent Contractor. The relationship of the Parties under this Agreement is that of independent contractors. The Parties will not be deemed partners or joint ventures, nor will one Party be deemed an agent or employee of the other Party. Neither Party has any express or implied right under this Agreement to assume or create any obligation on behalf of, or in the name of, the other Party, or to bind the other Party to any contract, agreement, or undertaking with any Third Party, and no conduct of a Party shall be deemed to imply such right.

(b) No Exclusivity. For clarity, the relationship between the Parties under this Agreement is non-exclusive and does not preclude (a) ADC from entering into agreements relating to Third Party insulin delivery devices or systems or (b) Beta from entering into agreements relating to Third Party glucose monitoring products or systems, except as set forth in Section 12.6.

15.7 Entire Agreement. Each Party acknowledges that in entering into this Agreement it does not rely on any statement, representation, or warranty other than those expressly set forth in this Agreement. This Agreement, the Exhibits hereto (which Exhibits are deemed to be a part of this Agreement for all purposes), the Development Plan, the Regulatory Plan, the Commercialization Plan and the Quality Agreement contain the entire agreement between the Parties with respect to their respective subject matter, and supersede all previous agreements (including the Exploratory Agreement), negotiations, discussions, writings, understandings, commitments and conversations with respect to such subject matter. In the event of a conflict between this Agreement and the Development Plan, Regulatory Plan, or Commercialization Plan, this Agreement shall control. In the event of a conflict between this Agreement and the Quality Agreement, the Quality Agreement shall control solely with regard to adverse event reporting and other quality matters, and this Agreement shall control in all other circumstances. For the avoidance of doubt, the Parties may continue ongoing activities under the Exploration Agreement as needed thereunder without conflict to this Agreement.

15.8 Amendments. No provisions of this Agreement shall be deemed amended, supplemented, or otherwise modified unless such amendment, supplement, or other modification is in writing and signed by an authorized representative of each Party. The express terms of this Agreement control and supersede any course of performance or dealing inconsistent with any of the terms hereof.

15.9 Severability. In the event that any provision of this Agreement is held by a court of competent jurisdiction or the ADR neutral to be unenforceable because it is invalid or in conflict with any law of any relevant jurisdiction, the validity of the remaining provisions shall not be affected, and the rights and obligations of the Parties shall be construed and enforced as if this Agreement did not contain the particular provisions held to be unenforceable. The Parties will in such an instance use their reasonable efforts to replace the invalid or unenforceable provision with a valid and enforceable provision that accomplishes, as nearly as possible, the original intention of the Parties with respect thereto.

15.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same agreement. Each Party acknowledges that an original signature or a copy thereof transmitted by facsimile or by PDF shall constitute an original signature for purposes of this Agreement.

15.11 Dispute Resolution. Subject to Section 2.5, any dispute arising under or related to this Agreement shall be settled by the alternative dispute resolution provisions set forth in Exhibit 15.11 hereto. Notwithstanding the foregoing sentence, the Parties agree that any request for provisional remedies and any request for injunctive relief, whether preliminary or permanent, shall be decided by a court of competent jurisdiction and not through the alternative dispute resolution provisions set forth in Exhibit 15.11.

15.12 Interpretation. The headings of the Articles and Sections of, and any Exhibits to, this Agreement have been added for the convenience of the Parties and shall not be deemed a part hereof. Words in the singular shall be deemed to include the plural and vice versa, and words of one gender shall be deemed to include the other gender, as the context requires. The terms “hereof,” “herein,” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including any and all of the Exhibits hereto) and not to any particular provision of this Agreement. Article, Section, and Exhibit references are to the Articles, Sections, and Exhibits to this Agreement, unless otherwise specified. Unless otherwise stated, all references to any agreement shall be deemed to include any and all Exhibits to such agreement. The word “including” and words of similar import when used in this Agreement shall mean “including, without limitation,” unless the context otherwise requires or unless otherwise specified. The word “or” shall not be exclusive unless the context clearly requires otherwise. Unless otherwise specified in a particular case, the word “days” refers to calendar days. References herein to this Agreement shall be deemed to refer to this Agreement as of the Effective Date and as it may be amended thereafter, unless otherwise specified. References to the performance, discharge, or fulfillment of any liability or obligation in accordance with its terms shall have meaning only to the extent such liability or obligation has terms; if the liability or obligation does not have terms, the reference shall mean performance, discharge, or fulfillment of such liability or obligation.

15.13 Joint Negotiation. This Agreement is the joint product of ADC and Beta, and each provision hereof has been subject to the mutual consultation, negotiation, and agreement of the Parties and their respective legal counsel and advisers, and any rule of construction that a document shall be interpreted or construed against the drafting Party shall not be applicable.

15.14 No Other Compensation. Beta and ADC hereby agree that the terms of this Agreement together with the Development Plan, Regulatory Plan, Commercialization Plan and the Quality Agreement fully define all consideration, compensation and benefits, monetary or otherwise, to be paid, granted or delivered by Beta to ADC and by ADC to Beta in connection with the transactions contemplated herein. Neither ADC nor Beta previously has paid or entered into any other commitment to pay, whether orally or in writing, any ADC or Beta employee, directly or indirectly, any consideration, compensation or benefits, monetary or otherwise, in connection with the transactions contemplated herein.

15.15 Records. Each Party shall, and shall ensure that its Affiliates and its and their employees, agents and subcontractors, maintain, in compliance with Applicable Law, complete and accurate records with respect to its performance of the development and commercialization activities under this Agreement. Such records shall be retained by each Party for at least [***] after the termination of this Agreement, or for such longer period as may be required by Applicable Law.

15.16 Performance by ADC Affiliates. Notwithstanding anything else set forth herein, any obligation or right of ADC may be fulfilled or exercised, in whole or in part, at ADC’s sole option, either by ADC directly or by any of its Affiliates or (sub)contractors. In such case, ADC shall remain liable for any such obligation or right as if performed directly by ADC itself.

15.17 No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to, or shall, confer upon any Third Party any right, benefit, or remedy of any nature whatsoever under, or by reason of, this Agreement.

{Signature Page Follows}

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in their names by their properly and duly authorized officers or representatives as of the dates set forth below.

ABBOTT DIABETES CARE INC.

By:	/s/ Jared L. Watkin
Name:	Jared L. Watkin
Title:	President
Date:	April 2, 2024

BETA BIONICS, INC.

By:	/s/ Sean Saint
Name:	Sean Saint
Title:	Chief Executive Officer
Date:	April 2, 2024

SIGNATURE PAGE TO DEVELOPMENT AND COMMERCIALIZATION AGREEMENT

EXHIBIT 1.2

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EXHIBIT 1.6

ADC MARKS

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EXHIBIT 1.11

BETA APPROVED PERSON

[***]

EXHIBIT 1.19

[***]

EXHIBIT 1.25

BETA MARKS

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EXHIBIT 9.2(A)

MINIMUM DATA TO BE SHARED BETWEEN THE PARTIES

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EXHIBIT 14.7

INSURANCE REQUIREMENTS

1.	Each Party will obtain and maintain for at least the duration of the Agreement, at its own cost and expense, the following kinds and amounts of insurance providing coverage for their operations:

1.1.	[***]

1.2.	[***]

1.3.	[***]

2.	[***]

2.1.	[***]

2.2.	[***]

2.3.	[***]

3.

Each Party shall furnish to the other Party on an annual basis a certificate of insurance signed by an authorized representative of the other Party’s insurance, giving evidence of such insurance in an acceptable form. In the event of any notice or action to cancel, non-renew, or materially change the above required insurance, each Party shall provide the other advance notice of such change.

4.

The acceptance by each Party of certificates of insurance providing for other or different coverage than herein required to be furnished, shall in no event be deemed to be a waiver of any provisions of this Agreement. Furthermore, the minimum limits of liability or conditions required in this Exhibit do not in any way limit any indemnity obligation or other liability of the Parties under this Agreement.

EXHIBIT 15.11

ALTERNATIVE DISPUTE RESOLUTION

The Parties recognize that from time to time a Dispute may arise. The Parties agree that, except set forth in Section 15.11 of this Agreement, any such Dispute shall be resolved by the Alternative Dispute Resolution (“ADR”) provisions set forth in this Exhibit, the result of which shall be binding upon the Parties.

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